Filed Pursuant To Rule 433
Registration No. 333-158105
June 24, 2009
SPDR Gold Shares: Version B of e-vite to “What’s Next for Gold?” On-demand Webcast
Having trouble reading this email? Click Here Forward to a Colleague What’s Next for Gold? Gold and the Changing Economic Landscape A State Street On-demand Webcast As the economy improves, it’s more important than ever to make the most of your clients’ investments. And as volatility lingers, strategies that seek to reduce risk, hedge inflation, and position portfolios for growth are critical. View State Street’s latest webcast to find out how gold can make sense in all markets. And hear from World Gold Council, a leader in gold market intelligence, about how gold may perform throughout the remainder of 2009. View Now: What’s Next for Gold? When you register to view this webcast, you can also access content on our Related Info page to help you get the most out of gold: · Investing in Gold: A Durable Asset (multimedia presentation) • A Case For Gold • Gold FAQs • SPDR® Gold Shares [GLD] Factsheet View Webcast ? About ?Agenda Speakers Related Info ^^^^^^^ About SPDRS Gold Shares [GLD] SPDR* Gold Shares [GLD] offer investors an innovative, cost-efficient and secure way to access the gold market. With SPDR® Gold Shares [GLD], you can participate in the gold bullion market without the necessity of taking physical delivery of gold (and the costs associated with it). And your investment comes with the liquidity, transparency, and flexibility of an ETF. To learn more about the most precise way to invest in the gold market, visit spdrs.com.

gold

SPDR
STATE STREET GLOBAL ADVISORS

Precise in a world that isn't.

Privacy Policy | Contact Us

For Investment Professionals Only. Not for use with the public.

Shares of GLD trade like stocks, are subject to investment risk and will fluctuate in market value. Neither diversification nor asset allocation ensure a profit or guarantee against loss.

The value of the SPDR® Gold Shares relates directly to the value of the gold held by the SPDR® Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDR® Gold Trust expects the value of an investment in the Shares to proportionately decline.

Shareholders of the SPDR® Gold Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The SPDR® Gold Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither World Gold Trust Services, LLC nor the Trustee of the SPDR® Gold Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The SPDR® Gold Trust has filed a registration statement (including a prospectus) with the SEC with respect to the SPDR® Gold Shares to which this communication relates. Before you invest in SPDR® Gold Shares, you should read the prospectus in that registration statement and other documents the SPDR® Gold Trust has filed with the SEC for more complete information about the SPDR® Gold Trust and SPDR® Gold Shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the SPDR® Gold Trust or any Authorized Participant in respect of the SPDR® Gold Shares will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, Attn: SPDR® Gold Shares, One Lincoln Street, 30th Floor, Boston, MA 02111.

The prospectus contains material information about the SPDR® Gold Trust and its Shares which is material and/or which may be important to you. You should read the entire prospectus, including "Risk Factors" before making an investment decision about the Shares.

The "SPDR®" trademark is used under license from The McGraw-Hill Companies, Inc. and the SPDR® Gold Trust is permitted to use the "SPDR" trademark pursuant to a sublicense from the Marketing Agent. No financial product offered by State Street, SPDR® Gold Trust or its affiliates is sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. ("McGraw-Hill"). McGraw-Hill makes no representation or warranty, express or implied, to the owners of any financial product or any member of the public regarding the advisability of investing in securities generally or in financial products particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability in connection with the administration, marketing or trading of financial products.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HILL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Marketed by State Street Global Markets, LLC, an affiliate of State Street Global Advisors.

Not FDIC Insured—No Bank Guarantee—May Lose Value.

© 2009 State Street Corporation. All Rights Reserved.

IBG-0319
Exp. Date: 4/30/2010

SPDR GOLD SHARES



- About
- Agenda
- Speakers
- Related Info
- Register

What's Next for Gold?

Gold and the Changing Economic Landscape

A State Street On-demand Webcast

In any investment climate, advising your clients on the best course of action can be a real challenge. Investments that have the ability to grow and preserve client wealth may help put your clients' minds at ease. This webcast will give you the insights and analysis you need to understand the benefits of adding gold to your clients' portfolios.

Experts from World Gold Council and State Street Global Advisors will show you how:

- Gold responded to the economic decline in 2008 and how it may respond to an economic recovery
- Gold performs in relation to other asset classes
- The unique supply and demand attributes of gold impact its price
- To gain precise access to this asset class using SPDR® Gold Shares [GLD]

View Webcast

gold

SPDR State Street Global Advisors

Precise in a world that isn't.

Privacy Policy | Contact Us

For Investment Professionals Only. Not for use with the public.

Shares of GLD trade like stocks, are subject to investment risk and will fluctuate in market value. Neither diversification nor asset allocation ensure a profit or guarantee against loss.

The value of the SPDR® Gold Shares relates directly to the value of the gold held by the SPDR® Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDR® Gold Trust expects the value of an investment in the Shares to proportionately decline.

Shareholders of the SPDR® Gold Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The SPDR® Gold Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither World Gold Trust Services, LLC nor the Trustee of the SPDR® Gold Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The SPDR® Gold Trust has filed a registration statement (including a prospectus) with the SEC with respect to the SPDR® Gold Shares to which this communication relates. Before you invest in SPDR® Gold Shares, you should read the prospectus in that registration statement and other documents the SPDR® Gold Trust has filed with the SEC for more complete information about the SPDR® Gold Trust and SPDR® Gold Shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the SPDR® Gold Trust or any Authorized Participant in respect of the SPDR® Gold Shares will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, Attn: SPDR® Gold Shares, One Lincoln Street, 30th Floor, Boston, MA 02111.

The prospectus contains material information about the SPDR® Gold Trust and its Shares which is material and/or which may be important to you. You should read the entire prospectus, including "Risk Factors" before making an investment decision about the Shares.

The "SPDR®" trademark is used under license from The McGraw-Hill Companies, Inc. and the SPDR® Gold Trust is permitted to use the "SPDR" trademark pursuant to a sublicense from the Marketing Agent. No financial product offered by State Street, SPDR® Gold Trust or its affiliates is sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. ("McGraw-Hill"). McGraw-Hill makes no representation or warranty, express or implied, to the owners of any financial product or any member of the public regarding the advisability of investing in securities generally or in financial products particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability in connection with the administration, marketing or trading of financial products.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HILL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Marketed by State Street Global Markets, LLC, an affiliate of State Street Global Advisors.

Not FDIC Insured—No Bank Guarantee—May Lose Value.

© 2009 State Street Corporation. All Rights Reserved.

IBG-0322
Exp. Date: 4/30/2010

SPDR GOLD SHARES



About
Agenda
Speakers
Related Info
Register

What's Next for Gold?

Gold and the Changing Economic Landscape

A State Street On-demand Webcast

- **Welcome and Opening Remarks**
- **Gold and the Changing Economic Landscape**
  Natalie Dempster
  Head of Investment, North America
  World Gold Council
- **Accessing the Gold Market**
  Tom Anderson
  Vice President, Head of Strategy and ETF Research
  State Street Global Advisors
- **Q&A and Closing Remarks**

View Webcast

gold

SPDR
Precise in a world that isn't.

Privacy Policy | Contact Us

For Investment Professionals Only. Not for use with the public.

Shares of GLD trade like stocks, are subject to investment risk and will fluctuate in market value. Neither diversification nor asset allocation ensure a profit or guarantee against loss.

The value of the SPDR® Gold Shares relates directly to the value of the gold held by the SPDR® Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDR® Gold Trust expects the value of an investment in the Shares to proportionately decline.

Shareholders of the SPDR® Gold Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The SPDR® Gold Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither World Gold Trust Services, LLC nor the Trustee of the SPDR® Gold Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The SPDR® Gold Trust has filed a registration statement (including a prospectus) with the SEC with respect to the SPDR® Gold Shares to which this communication relates. Before you invest in SPDR® Gold Shares, you should read the prospectus in that registration statement and other documents the SPDR® Gold Trust has filed with the SEC for more complete information about the SPDR® Gold Trust and SPDR® Gold Shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the SPDR® Gold Trust or any Authorized Participant in respect of the SPDR® Gold Shares will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, Attn: SPDR® Gold Shares, One Lincoln Street, 30th Floor, Boston, MA 02111.

The prospectus contains material information about the SPDR® Gold Trust and its Shares which is material and/or which may be important to you. You should read the entire prospectus, including "Risk Factors" before making an investment decision about the Shares.

The "SPDR®" trademark is used under license from The McGraw-Hill Companies, Inc. and the SPDR® Gold Trust is permitted to use the "SPDR" trademark pursuant to a sublicense from the Marketing Agent. No financial product offered by State Street, SPDR® Gold Trust or its affiliates is sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. ("McGraw-Hill"). McGraw-Hill makes no representation or warranty, express or implied, to the owners of any financial product or any member of the public regarding the advisability of investing in securities generally or in financial products particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability in connection with the administration, marketing or trading of financial products.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HILL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Marketed by State Street Global Markets, LLC, an affiliate of State Street Global Advisors.

Not FDIC Insured—No Bank Guarantee—May Lose Value.

© 2009 State Street Corporation. All Rights Reserved.

IBG-0322
Exp. Date: 4/30/2010

SPDR GOLD SHARES



About
Agenda
Speakers
Related Info
Register

What's Next for Gold?

Gold and the Changing Economic Landscape

A State Street On-demand Webcast



Natalie Dempster
Head of Investment, North America
World Gold Council

Natalie Dempster is the Head of Investment, North America, at World Gold Council (WGC), an organization formed and funded by the world's leading gold mining companies with the objective of stimulating and maximizing the demand for gold. Prior to joining WGC, Natalie worked as an economist for both the Royal Bank of Scotland and Chase Manhattan Bank. She also held roles in foreign-exchange trading at Chase Manhattan Bank. Natalie holds a Bachelor's degree in Economics from Queen Mary and Westfield College, University of London and a Master's degree in Business Administration from City University Business School (CASS), London.



Thomas K. Anderson, CFA
Vice President, Head of Strategy and ETF Research
State Street Global Advisors

Tom Anderson is a Vice President and the Head of the Strategy and Research Group for the firm's Intermediary Business Group. He is responsible for developing research and analyzing the ETF marketplace. Tom earned a Bachelor's degree from Colgate University and a Master's degree in Business Administration from Boston College. He also holds the Chartered Financial Analyst designation and is a member of the CFA Institute and the Boston Securities Analysts Society.

View Webcast

gold

SPDR

Precise in a world that isn't

Privacy Policy | Contact Us

For Investment Professionals Only. Not for use with the public.

Shares of GLD trade like stocks, are subject to investment risk and will fluctuate in market value. Neither diversification nor asset allocation ensure a profit or guarantee against loss.

The value of the SPDR® Gold Shares relates directly to the value of the gold held by the SPDR® Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDR® Gold Trust expects the value of an investment in the Shares to proportionately decline.

Shareholders of the SPDR® Gold Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The SPDR® Gold Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither World Gold Trust Services, LLC nor the Trustee of the SPDR® Gold Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The SPDR® Gold Trust has filed a registration statement (including a prospectus) with the SEC with respect to the SPDR® Gold Shares to which this communication relates. Before you invest in SPDR® Gold Shares, you should read the prospectus in that registration statement and other documents the SPDR® Gold Trust has filed with the SEC for more complete information about the SPDR® Gold Trust and SPDR® Gold Shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the SPDR® Gold Trust or any Authorized Participant in respect of the SPDR® Gold Shares will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, Attn: SPDR® Gold Shares, One Lincoln Street, 30th Floor, Boston, MA 02111.

The prospectus contains material information about the SPDR® Gold Trust and its Shares which is material and/or which may be important to you. You should read the entire prospectus, including "Risk Factors" before making an investment decision about the Shares.

The "SPDR®" trademark is used under license from The McGraw-Hill Companies, Inc. and the SPDR® Gold Trust is permitted to use the "SPDR" trademark pursuant to a sublicense from the Marketing Agent. No financial product offered by State Street, SPDR® Gold Trust or its affiliates is sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. ("McGraw-Hill"). McGraw-Hill makes no representation or warranty, express or implied, to the owners of any financial product or any member of the public regarding the advisability of investing in securities generally or in financial products particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability in connection with the administration, marketing or trading of financial products.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HILL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Marketed by State Street Global Markets, LLC, an affiliate of State Street Global Advisors.

Not FDIC Insured—No Bank Guarantee—May Lose Value.

© 2009 State Street Corporation. All Rights Reserved.

IBG-0322
Exp. Date: 4/30/2010

SPDR GOLD SHARES



- About
- Agenda
- Speakers
- Related Info
- Register

What's Next for Gold?

Gold and the Changing Economic Landscape

A State Street On-demand Webcast

Download additional research and insights on the gold market and learn more about SPDR® Gold Shares [GLD], the most precise way to invest in gold:

- Investing in Gold: A Durable Asset (multimedia presentation) registration required
- A Case For Gold registration required
- Gold FAQs registration required
- SPDR Gold Shares [GLD] Factsheet registration required

About SPDR® Gold Shares [GLD]

SPDR® Gold Shares [GLD] offer investors an innovative, cost-efficient and secure way to access the gold market. With SPDR® Gold Shares [GLD], you can participate in the gold bullion market without the necessity of taking physical delivery of gold (and the costs associated with it). And your investment comes with the liquidity, transparency, and flexibility of exchange traded investment vehicles. To learn more about the most precise way to invest in the gold market, visit spdrs.com.

Get Complete Access

gold

SPDR

Precise in a world that isn't.

Privacy Policy | Contact Us

For Investment Professionals Only. Not for use with the public.

Shares of GLD trade like stocks, are subject to investment risk and will fluctuate in market value. Neither diversification nor asset allocation ensure a profit or guarantee against loss.

The value of the SPDR® Gold Shares relates directly to the value of the gold held by the SPDR® Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDR® Gold Trust expects the value of an investment in the Shares to proportionately decline.

Shareholders of the SPDR® Gold Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The SPDR® Gold Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither World Gold Trust Services, LLC nor the Trustee of the SPDR® Gold Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The SPDR® Gold Trust has filed a registration statement (including a prospectus) with the SEC with respect to the SPDR® Gold Shares to which this communication relates. Before you invest in SPDR® Gold Shares, you should read the prospectus in that registration statement and other documents the SPDR® Gold Trust has filed with the SEC for more complete information about the SPDR® Gold Trust and SPDR® Gold Shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the SPDR® Gold Trust or any Authorized Participant in respect of the SPDR® Gold Shares will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, Attn: SPDR® Gold Shares, One Lincoln Street, 30th Floor, Boston, MA 02111.

The prospectus contains material information about the SPDR® Gold Trust and its Shares which is material and/or which may be important to you. You should read the entire prospectus, including "Risk Factors" before making an investment decision about the Shares.

The "SPDR®" trademark is used under license from The McGraw-Hill Companies, Inc. and the SPDR® Gold Trust is permitted to use the "SPDR" trademark pursuant to a sublicense from the Marketing Agent. No financial product offered by State Street, SPDR® Gold Trust or its affiliates is sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. ("McGraw-Hill"). McGraw-Hill makes no representation or warranty, express or implied, to the owners of any financial product or any member of the public regarding the advisability of investing in securities generally or in financial products particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability in connection with the administration, marketing or trading of financial products.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HILL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Marketed by State Street Global Markets, LLC, an affiliate of State Street Global Advisors.

Not FDIC Insured—No Bank Guarantee—May Lose Value.

© 2009 State Street Corporation. All Rights Reserved.

IBG-0322
Exp. Date: 4/30/2010

What’s Next for Gold? Gold and the Changing Economic Landscape A State Street On-demand Webcast More than 50.000 Investment Professionals depend on State Street’s timely product information, industry leading research. and innovative practice management tools to stay ahead of today’s rapidly changing markets. Register now to get proven ways to deliver value to your clients and grow your business through State Street communications, including: new product announcements, other relevant product information, market and industry research. and practice management content. All fields are required. First Name Last Name Firm Email Address City | State Please Choose ifl Zip | Phone What kind of investor are you? | Please Choose ffi | Submit"] 01 am interested in receiving additional information via email on a regular basis from SPDR® ETFs and SPDR University. State Street’s online Investment Professional-only education portal. Privacy Policy j Contact Us For Investment Professionals Only. Not for use with the public. Shares of GLD trade like stocks, are subject to investment risk and will fluctuate in market value. Neither diversification nor asset allocation ensure a profit or guarantee against loss. The value of the SPDR* Gold Shares relates directly to the value of the gold held by the SPDR8 Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDR* Gold Trust expects the value of an investment in the Shares to proportionately decline. Shareholders of the SPDR* Gold Trust wBI not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The SPDR* Gold Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither World Gold Trust Services, LLC nor the Trustee of the SPDR* GokJ Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regu lated instruments or commodity pools. The SPDR* GokJ Trust has filed a registration statement (including a prospectus) with the SEC with respect to the SPDR* Gold Shares to which this communication relates. Before you invest in SPDR* Gold Shares, you should read the prospectus in that registration statement and other documents the SPDR* Gold Trust has filed wrth the SEC for more complete information about the SPDR* Gold Trust and SPDR* Gold Shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the SPDR* GokJ Trust or any Authorized Participant in respect of the SPDR* GokJ Shares will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, Attn: SPDR* GokJ Shares, One Lincoln Street. 30th Floor, Boston, HA 02111. The prospectus contains material information about the SPDR* GokJ Trust and its Shares which is material and/or which may be important to you. You should read the entire prospectus, including “Risk Factors’ before making an investment decision about the Shares. The “SPDR*” trademark is used under license from The McGraw-Hill Companies, Inc. and the SPDR* GokJ Trust is permitted to use the “SPDR’ trademark pursuant to a sublicense from the Marketing Agent. No financial product offered by State Street, SPDR* GokJ Trust or its affiliates is sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. (“McGraw-Hill”). McGraw-Hill makes no representation or warranty, express or implied, to the owners of any financial pro duct or any member of the public regarding the advisability of investing in securities generally or in financial products particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability in connection with the administration, marketing or trading of financial products. WfTHOUT LIMfTING ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HLL HAVE ANY LlABrUTY FOR ANY SPECIAL, PUNfTIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMfTED TO, LOST PROFfTS). EVEN F NOTFED OF THE POSSIBILITY OF SUCH DAMAGES. Marketed by State Street Global Markets, LLC, an affiliate of State Street Global Advisors. Not FDIC Insured—No Bank Guarantee—May Lose Value. © 2009 State Street Corporation. All Rights Reserved. IBG-0322 Exp. Date: 4/30/2010

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold, 30th Floor, Boston, MA 02111.